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                                                                    EXHIBIT 21.1

                             SUBSIDIARIES OF ISSUER

                                                    Name Under Which
Name of Subsidiary         State of Jurisdiction    Subsidiary Does Business
------------------         ---------------------    ------------------------
ThermoEnergy               New Jersey               ThermoEnergy
Environmental, LLC                                  Environmental, LLC

ThermoEnergy Power         Delaware                 ThermoEnergy Power
Systems, LLC                                        Systems, LLC